Exhibit 10.52

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made and entered into as of April 1, 1997, by and between KENNEDY-WILSON, INC., A Delaware corporation, with its principal office located in Santa Monica, California (the “Company”), and Freeman A. Lyle, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of April 1, 1996, (the “Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Employee’s ten-n and compensation.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of April 1, 1997 as follows:

1.               The Term of the Agreement is extended until March 31, 1998. Therefore, Section 2 of the Agreement is amended such that the termination date of “March 31, 1997” is deleted and the termination date of “March 31, 1998” is inserted in lieu thereof.

2.               Section 4(i) of the Agreement is amended such that Employee’s salary effective January 1, 1997 is equal to $150,600 per annum payable on such basis as is the normal payment pattern of the Company, not to be less frequently than monthly.

IN WITNESS WHEREOF, the undersigned have executed this Second amendment as of the date first above written.

“COMPANY”
KENNEDY-WILSON INTERNATIONAL
A California Corporation

By:	/s/ William J. McMorrow
Chief Executive Officer

“EMPLOYEE”
/s/ Freeman Lyle